Exhibit 99

CERTIFICATION

        I HEREBY CERTIFY, pursuant to section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”) that:

  The Annual Report of the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees on Form 11-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

  Information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits and changes in net assets available for plan benefits.

        IN WITNESS WHEREOF, the undersigned has executed this statement this 27th day of June, 2003.

                                                                  /s/  Anna Marie Cellino
                                                                  Chairman of the Tax-Deferred
                                                                  Savings Plan Committee

        A signed original of this written statement required by Section 906 has been provided to National Fuel Gas Company (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.